UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  June 2, 2017

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

                   N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On June 2, 2017, Pier 1 Imports, Inc., through its subsidiary Pier 1 Imports (U.S.), Inc. (collectively with Pier 1 Imports, Inc. and other subsidiaries as guarantors, the “Company”), as the borrower, entered into a Second Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association as joint lead arrangers and joint lead bookrunners, and various other agents and the lenders party thereto, which amended certain terms of its $350 million revolving credit facility (the “Revolving Credit Facility”) as described below.

The Revolving Credit Agreement extends the maturity date for the Revolving Credit Facility from June 18, 2018, to June 2, 2022.  Credit extensions under the Revolving Credit Facility amounted to $42.2 million as of June 2, 2017, comprised entirely of stand-by letters of credit issued pursuant to the Revolving Credit Agreement.

The Revolving Credit Agreement provides, at the Company’s option, that borrowings will bear interest at either (a) the adjusted LIBOR rate plus a spread varying from 125 to 150 basis points per annum, depending on the amount then borrowed under the Revolving Credit Facility (150 basis points as of June 2, 2017), or (b) the prime rate plus a spread varying from 25 to 50 basis points per annum, depending on the amount then borrowed under the Revolving Credit Facility (50 basis points as of June 2, 2017). Provided that there is no default and no default would occur as a result thereof, the Company may request that the Revolving Credit Facility be increased to an amount not to exceed $500 million.

A copy of the Revolving Credit Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 27, 2017.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) above is hereby incorporated by reference into this Item 2.03.

Item 7.01   Regulation FD Disclosure.

On June 7, 2017, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing that it will distribute its first quarter fiscal 2018 financial results after market close on Wednesday, June 28, 2017, followed by a conference call at 4:00 p.m. Central Time that day.  The call will be hosted by Alasdair James, President and Chief Executive Officer, and Jeff Boyer, Executive Vice President and Chief Financial Officer.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release dated June 7, 2017, announcing that the Company will distribute its first quarter fiscal 2018 financial results after market close on Wednesday, June 28, 2017, followed by a conference call at 4:00 p.m. Central Time that day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	June 7, 2017	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President Compliance
and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release dated June 7, 2017, announcing that the Company will distribute its first quarter fiscal 2018 financial results after market close on Wednesday, June 28, 2017, followed by a conference call at 4:00 p.m. Central Time that day.